Exhibit 16

October 11, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

File Number 000-54086

Dear Sirs/Madams:

We have read Item 4.01 of China Executive Education Corp.’s Form 8-K dated October 11, 2011 and we agree with the statements made concerning our firm.

Yours truly,

/s/ Friedman LLP